Exhibit 20(k)


                    Monthly Certificateholders'Statement

                     Sears Credit Account Master Trust II

                      Series 1998-1 Monthly Statement

Distribution Date: January 15, 1999     Due Period Ending:  December 1998


Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1.Payments or Allocations to Series 1998-1 Investors this Due Period

                          Total         Interest       Principal
Series 1998-1

Class A               $2,416,666.67    $2,416,666.67      $0.00

Class B                 $176,500.00      $176,500.00      $0.00

Class C                   $0.00          $0.00             $0.00


2.Principal Receivables at the end of the Due Period

(a)TOTAL PRINCIPAL RECEIVABLES IN THE TRUST            $11,002,879,718.90

Aggregate Investor Interest                             $7,522,609,580.36

Seller Interest                                         $3,480,270,138.54

(b)INVESTOR INTEREST BY GROUPS

Group One Investor Interest                             $7,522,609,580.36

(c)INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest                           $706,392,378.10
Series 1995-1 Investor Interest                           $235,295,000.00
Series 1995-2 Investor Interest                           $705,883,000.00
Series 1995-3 Investor Interest                           $588,240,000.00
Series 1995-4 Investor Interest                           $100,091,902.99
Series 1995-5 Investor Interest                           $588,250,000.00
Series 1996-1 Investor Interest                           $588,240,000.00
Series 1996-2 Investor Interest                           $498,316,299.27
Series 1996-3 Investor Interest                           $588,240,000.00
Series 1996-4 Investor Interest                           $588,240,000.00
Series 1996-5 Investor Interest                           $628,931,000.00
Series 1997-1 Investor Interest                           $588,240,000.00
Series 1998-1 Investor Interest                           $588,250,000.00
Series 1998-2 Investor Interest                           $530,000,000.00

(d)INVESTOR INTEREST BY CLASS (SERIES 1998-1)

Class A Investor Interest                                 $500,000,000.00
Class B Investor Interest                                  $35,300,000.00
Class C Investor Interest                                  $52,950,000.00

TOTAL CLASS INVESTOR  INTEREST                            $588,250,000.00


3.Allocation of Collections During the Due Period

(a)TOTAL COLLECTIONS                                      $734,152,801.05

Principal Receivables Collected                           $551,492,049.35

Finance Charge Receivables Collected                      $182,660,751.70

Recovered Amounts added as Additional Funds                $11,850,564.97


                                                                   Additional
                                  Finance Charge     Principal     Allocable
                                  Collections        Collections   Amounts

(b)ALLOCATION OF COLLECTIONS
WITH RESPECT TO THE INVESTOR
INTEREST AND THE SELLER INTEREST

Aggregate Investor Allocation
(Aggregate Investor Percentage
multiplied by total
Collections received
during the Due Period)       $128,635,059.80  $388,376,879.45 $11,850,564.97


Seller Allocation (Seller
Percentage multiplied
by total Collections received
during the Due Period)        $54,025,691.91  $163,115,169.90  $0.00

(c)Group One Allocation      $128,635,059.80   $388,376,879.45 $11,850,564.97

(d)Series 1998-1
Allocation                     $9,896,333.10    $29,879,155.61   $911,704.31

(e)Reallocations of Collections
to Series 1998-1 from other
series in Group One and
application of Charge-Off
reimbursements to Principal
payments.                            $0.00            $0.00            $0.00



4.Information Concerning Controlled Amortization Amount

                                 Amount Distributed  Total Distributions
                                 this Due Period     through this Due Period

SERIES 1998-1 BY CLASS:

  Class A                          $0.00                   $0.00

  Class B                          $0.00                   $0.00

  Class C                          $0.00                   $0.00


5.Investor Charged-Off Amounts
                                                           This Due Period

(a)Group One (the sum of the Series Investor Charged-
Off Amounts for all Series in Group One)                   $50,086,858.43

(b)Series 1998-1 (the sum of the Class Investor Charged-
Off Amounts for all Classes in Series 1998-1)              $3,853,352.55

(c)Series 1998-1 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                                 $3,275,267.78

 Class B (Class B Percentage multiplied
 by the Charged-Off Amount)                                  $231,233.91

 Class C (Class C Percentage multiplied
by the Charged-Off Amount)                                   $346,850.86


6.Investor Losses
                                                              Total

(a)Group One                                                  $0.00

(b)Series 1998-1                                              $0.00

(c)Series 1998-1 By Class:

Class A                                                       $0.00

Class B                                                       $0.00

Class C                                                       $0.00


7.Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                                     $5,352,254.04

INVESTOR SERVICING FEE

(a)Group One                                            $12,743,705.69

(b)Series 1998-1                                           $980,416.67


8.Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                                        20.19%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                                   7.86%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in the
Trust as of the first day of the Due Period)                   1.86%

d)Investor Servicing Fee Percentage
(weighted  average of Investor Servicing
Fees for Series 1998-1)                                        2.00%

(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1998-1)                                      5.29%

(f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of
 Charge-Offs, the Investor Servicing Fee Percentage
and the Weighted Average Certificate Rate)                     6.90%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)                               6.65%


9.Summary Delinquency Aging Information

The Accounts in the Trust have the following delinquency distribution (1):

                                            December 1998
Delinquencies as a % of balances (2)
   60 - 89 days past due...........................1.76%
   90 - 119 days past due..........................1.38%
   120 days or more past due.......................2.91%
Total Delinquencies                                6.05%


(1) In October 1998, Sears completed the conversion to the Total Systems Services, Inc. ("TSYS") account processing system of approximately 12 % of the accounts in the Sears Portfolio, affecting approximately 14% of the receivable balances in the Trust at the end of the December Due Period. The accounts converted were selected without regard to whether they were in the Trust. The data above excludes Accounts that have been converted to TSYS. For a further discussion of Sears change to the new aging methodology in connection with the conversion of its receivable processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated May 14, 1998.

(2) Under Sears existing receivables processing system, in general, Sears considers an account delinquent when its cumulative past due balance is three or more times the scheduled minimum monthly payment. The data above reflect the percentage of account balances for which the cumulative past due amount is three, four and five or more times, respectively, the scheduled minimum monthly payment and exclude accounts that have been converted to TSYS. The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period.

 Under the new TSYS processing system, Sears determines delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The following data reflect Accounts for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively. The performance of the converted accounts may not be representative of the total Sears Portfolio or the Accounts in the Trust.

   60 - 89 days past due...........................2.55%
   90 - 119 days past due..........................1.81%
   120 days or more past due.......................4.82%
   Total Delinquencies                             9.18%



                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                         as Trustee


                                         By:/s/Janice Ott Rotunno
                                               Janice Ott Rotunno
                                            Vice President and
                                            Assistant Secretary